Exhibit 10.13

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CONFIDENTIAL

November 14, 2011

Mr. Andrew Silberfein
148 Saddle Hill Road
Stamford, CT 06903

Dear Andrew,

Reference is made to that certain Employment Agreement (your “Employment Agreement”) dated as of the date hereof between you and Rouse Properties, Inc. (“Rouse”). All capitalized terms used but not defined herein shall have the meanings set forth in your Employment Agreement. This letter confirms that the Board has agreed to exercise their discretion regarding the vesting terms of your Signing Options under the circumstances as follows:

In the event your employment is terminated by the Company without Cause, the portion of your Signing Option, if any, that would have vested during the one (1) year period following your termination date (had you continued to be employed by Rouse during such period) shall vest on your termination date, Such portion of your Signing Option may be exercised during the sixty (60) day period immediately following your termination date and, to the extent not exercised prior thereto, shall be forfeited and terminate upon ihe expiration of such sixty (60) day period. For the avoidance of doubt, no other Option Award or any portion thereof shall vest upon your termination of employment, except as may be otherwise set forth in the applicable grant agreement.

Except as further set forth in the grant agreement for your Signing Option, this letter agreement, the letter agreement dated as of the date hereof between you and GGP Limited Partnership and the Employment Agreement constitute the entire agreement between you and Rouse with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This letter agreement may be executed in multiple counterparts, which, when taken together, shall constitute one instrument and may not be amended or revised except by a writing signed by you and Rouse.

Yours sincerely,

ROUSE PROPERTIES, INC.

/s/ Sandeep Mathrani
Name: Sandeep Mathrani
Title: Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Andrew Silberfein
Andrew Silberfein

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